Exhibit 10.18

AXLE HOLDINGS, INC.

EXCHANGE STOCK OPTION AGREEMENT

EXCHANGE STOCK OPTION AGREEMENT (the “Agreement”), dated as of May 25, 2005, between Axle Holdings, Inc., a Delaware corporation (“Holdings”), and [                    ] (the “Employee”). Capitalized terms used herein without definition have the meaning set forth in Section 15 hereof.

WHEREAS, in connection with the merger (the “Merger”) of Axle Merger Sub, Inc., an Illinois corporation, with and into Insurance Auto Auctions, Inc., an Illinois corporation (“IAA”) Holdings and the Employee entered into a Conversion Agreement, dated as of May 25, 2005 (the “Conversion Agreement”), pursuant to which the Employee agreed to exchange certain options to purchase shares of common stock of IAA held by the Employee prior to the Merger (the “IAA Options”) for options to purchase common stock of Holdings (“Holdings Common Stock”).

NOW, THEREFORE, the parties hereto agree as follows:

1. Confirmation of Grant, Option Price.

(a) Confirmation of Grant. Holdings hereby evidences and confirms the grant to the Employee, effective as of the date hereof (the “Grant Date”), of options to purchase from Holdings the number of shares of Holdings Common Stock (the “Options”) specified on Schedule A hereto; provided, however, that such grant is expressly conditioned upon the Employee executing the Shareholders Agreement and the Registration Rights Agreement.

(b) Option Price. Each Option shall have the exercise price per share (the “Option Price”) specified on Schedule A hereto.

(c) Character of Options. The Options granted hereunder are not intended to be “incentive stock options” within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Vesting, Exercisability and Forfeiture.

All Options granted pursuant to this Agreement shall be fully vested as of the date hereof and shall terminate on the date specified on Schedule A hereto, which is the date the applicable IAA Options would have otherwise terminated if the Employee had not entered into the Conversion Agreement and if the IAA Options had remained outstanding following the Merger (the “Expiration Date”). All Options may be exercised, subject to the provisions hereof, upon the same terms and conditions as were applicable to the IAA Options under, as the case may be, an option award agreement between the Employee and IAA, the IAA 2003 Stock Incentive Plan and the IAA 1991 Stock Option Plan.

3. Method of Exercise and Payment.

All or part of the Options may be exercised by the Employee upon (a) the Employee’s written notice to Holdings of exercise, (b) the Employee’s payment of the Option Price in full at the time of exercise (i) in cash or cash equivalents, (ii) with the consent of the Committee, in unencumbered shares of Holdings Common Stock owned by the Employee for at least six (6) months (or such longer period as is required by applicable accounting standards to avoid a charge to earnings) having a Fair Market Value on the date of exercise equal to such Option Price, or (if permitted by the Committee and subject to such terms and conditions as it may determine) by surrender of outstanding awards under the Axle Holdings, Inc. Stock Incentive Plan, or (iii) in accordance with such procedures or in such other form as the Committee shall from time to time determine (including by permitting broker’s cashless exercise procedure). As soon as practicable after receipt of a written exercise notice and payment in full of the exercise price of any Options, but subject to Section 6 below, Holdings shall deliver to the Employee a certificate or certificates representing the shares of Holdings Common Stock acquired upon the exercise of such Options, registered in the name of the Employee, provided that, if Holdings, in its sole discretion, shall determine that, under applicable securities laws, any certificates issued under this Section 3 must bear a legend restricting the transfer of such Holdings Common Stock, such certificates shall bear the appropriate legend. It is agreed that Employee may satisfy clause (a) above by delivering written notice to Holdings of his desire to pay the Option Price as described in the preceding sentence on or before the exercise date.

4. Termination of Employment.

(a) Upon any termination of the Employee’s employment with the Company or any Subsidiary, the Options (or any shares of Holdings Common Stock purchased by the Employee upon exercise of the Options) then held by the Employee shall be subject to Sections 2 (“Put Rights”) and 3 (“Call Rights”) of the Shareholders Agreement.

(b) Upon a termination of the Employee’s employment with the Company or any Subsidiary, any Options then held by the Employee shall be governed by the terms and conditions relating to termination of employment as were applicable to the IAA Options under, as the case may be, an option award agreement between the Employee and IAA, the IAA 2003 Stock Incentive Plan and the IAA 1991 Stock Option Plan.

5. Exit Event.

(a) Payment. Unless the Committee shall otherwise determine in the manner set forth in Section 5(b), in the event of an Exit Event, each outstanding Option shall be canceled in exchange for a payment in cash of an amount equal to the excess, if any, of the Exit Event Price over the Option Price.

(b) Alternative Options. Notwithstanding Section 5(a), no cancellation or cash settlement or other payment shall occur with respect to any Option in connection with an Exit Event if the Committee reasonably determines in good faith, prior to the occurrence of such Exit Event, that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Option being hereinafter referred to as an “Alternative Option”) by the new employer, provided that any such Alternative Option must:

(i) provide the Employee that held such Option with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise and vesting schedule and identical or better timing and methods of payment; and

(ii) have substantially equivalent economic value to such Option (determined at the time of the Exit Event).

6. Tax Withholdings.

Whenever Holdings Common Stock is to be issued pursuant to the exercise of an Option or any cash payment is to be made hereunder, Holdings or any Subsidiary shall have the power to withhold, or require the Employee to remit to Holdings or such Subsidiary, an amount sufficient to satisfy the statutory minimum federal, state, and local withholding tax requirements relating to such transaction (which amount may be paid in whole or in part by withholding a number of shares of Common Stock subject to such Option), and Holdings or such Subsidiary may defer payment of cash or issuance of Holdings Common Stock until such requirements are satisfied.

7. Nontransferability of Awards.

No Options granted hereby may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than as permitted under the terms of the Shareholders Agreement.

8. Beneficiary Designation.

The Employee may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under this Agreement is to be exercised in case of his death. Each designation will revoke all prior designations by the Employee, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Employee in writing with the Committee during his lifetime. If no beneficiary is named, or if a named beneficiary does not survive the Employee, benefits remaining unpaid or Options outstanding at the Employee’s death shall be paid to or exercisable by the Employee’s surviving spouse, if any, or otherwise to his estate, in each case in accordance with the terms of the Shareholders Agreement.

9. Adjustment in Capitalization.

The aggregate number of shares of Holdings Common Stock subject to outstanding Option grants and the respective exercise prices applicable to outstanding Options, shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Holdings Common Stock, or any recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares affecting the Holdings Common Stock, or any issuance of any warrants or rights offering or any other similar event affecting the Holdings Common Stock. All determinations and calculations required under this Section 9 shall be made in the sole discretion of the Committee.

10. Requirements of Law.

The issuance of shares of Holdings Common Stock pursuant to the Options shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No shares of Holdings Common Stock shall be issued upon exercise of any Options granted hereunder, if such exercise would result in a violation of applicable law, including the U.S. federal securities laws and any applicable state or foreign securities laws.

11. No Guarantee of Employment.

Nothing in this Agreement shall interfere with or limit in any way the right of Holdings or any Subsidiary to terminate the Employee’s employment at any time, or confer upon the Employee any right to continue in the employ of Holdings or any Subsidiary.

12. No Rights as Stockholder.

Except as otherwise required by law, the Employee shall not have any rights as a stockholder with respect to any shares of Holdings Common Stock covered by the Options granted hereby until such time as the shares of Holdings Common Stock issuable upon exercise of such Options have been so issued.

13. Restrictions on Sale Upon Public Offering.

Except as otherwise provided in the Registration Rights Agreement, the Employee agrees that, in the event that Holdings files a registration statement under the Act with respect to a public offering of any shares of its capital stock, the Employee will not effect any sale or distribution of any shares of the Holdings Common Stock including, but not limited to, pursuant to Rule 144 under the Act, within seven days prior to and 90 days (unless Holdings, in consultation with the managing underwriter, determines that a longer period, not to exceed 180 days, is required, or such shorter period as the managing underwriter for any underwritten offering may agree) after the effective date of the registration statement relating to such registration (the “Trigger Date”), except as part of such registration or unless, in the case of a sale or distribution not involving a public offering, the transferee agrees in writing to be subject to this Section 13; provided that, with respect to any shelf registration statement on Form S-3, the Trigger Date shall be the pricing of any offering made under such registration statement and the Employee agrees to execute a customary holdback agreement with the underwriters for any such public offering.

14. Interpretation; Construction.

Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby.

15. Additional Definitions.

Whenever used herein, the following terms shall have the respective meanings set forth below:

Act: the Securities Act of 1933, as amended.

Board: the Board of Directors of Holdings.

Committee: the Compensation Committee of the Board or, if there shall not be any such committee then serving, the Board.

Exit Event: shall mean an “Exit Event” as defined in the Limited Liability Company Agreement of Axle Holdings II, LLC.

Exit Event Price: the price per share of Holdings Common Stock paid in conjunction with any transaction resulting in an Exit Event (as determined in good faith by the Committee if any part of the price is paid other than in cash).

Fair Market Value: if no Public Offering has occurred, the fair market value of a share of Holdings Common Stock as determined in accordance with the Shareholders Agreement. Following a Public Offering, the Fair Market Value, on any date of determination, shall mean the average of the closing sales prices for a share of Holdings Common Stock as reported on a national exchange for each of the ten business days preceding the date of determination or the average of the last transaction prices for a share of Holdings Common Stock as reported on a nationally recognized system of price quotation for each of the ten business days preceding the date of determination. In the event that there are no Holdings Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Holdings Common Stock transactions were so reported.

Public Offering: an underwritten initial bona fide public offering of Holdings Common Stock after which such Holdings Common Stock will be listed and traded on the New York Stock Exchange or the American Stock Exchange, or quoted on the National Association of Securities Dealers Automated Quotation System, in each case, pursuant to an effective registration statement under the Act.

Registration Rights Agreement: the Registration Rights Agreement, dated as of April 1, 2005, among Holdings and Axle Holdings II, LLC, a Delaware limited liability company, as it may be amended from time to time to add certain other shareholders (including Employee) of Holdings as a party thereto.

Section 409A: Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and guidance issued thereunder (and any successor section).

Shareholders Agreement: the Shareholders Agreement, dated as of May 25, 2005, among Holdings, Axle Holdings II, LLC, a Delaware limited liability company, and certain other shareholders (including Employee) of Holdings, as it may be amended from time to time.

Subsidiary: any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by Holdings.

16. Miscellaneous.

(a) Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally,

(ii) mailed, certified or registered mail with postage prepaid, (iii) sent by next-day or overnight mail or delivery, or (iv) sent by fax, as follows:

(i)	If to Holdings, to it at:

Axle Holdings, Inc.

c/o Kelso & Company

320 Park Avenue, 24th Floor

New York, New York 10022

Tel: 212-751-3939

Fax: 212-223-2379

Attention: James J. Connors II, Esq.

(ii)	If to the Employee, to the Employee’s last known home address,

or to such other person or address as any party shall specify by notice in writing to Holdings. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

(b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c) Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(d) No Impact On Benefits. The Options granted under this Agreement shall not be deemed compensation for purposes of calculating an Employee’s rights under any employee benefit plan.

(e) Securities Law Compliance. The Employee shall represent to Holdings in writing, when the Employee receives shares upon exercise of an Option (or at such other time as the Committee deems appropriate) that the Employee is acquiring such shares (unless they are then covered by an effective registration statement filed under the Act) for the Employee’s own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Employee. Such shares shall be transferable only if the proposed transfer shall be permissible pursuant to this Agreement and if, in the opinion of counsel satisfactory to Holdings, such transfer at such time will be in compliance with all applicable securities laws.

(f) Unsecured Creditor. To the extent that the Employee or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from Holdings pursuant to this Agreement, such right shall be no greater than the right of an unsecured general creditor of Holdings.

(g) Code Section 409A Compliance. Notwithstanding any provision of this Agreement, to the extent that the Committee determines that any Option granted under this Agreement is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, notwithstanding anything to the contrary contained in this Agreement, the Committee reserves the right to amend, restructure, terminate or replace the Option in order to cause the Option to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

(h) Severability of Provisions. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed and enforced as if such provision had not been included.

(i) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

(j) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

— Signature page follows —

IN WITNESS WHEREOF, Holdings and the Employee have duly executed this Exchange Stock Option Agreement as of the date first above written.

AXLE HOLDINGS, INC.

By:
	Name:	[ ]
	Title:	[ ]

EMPLOYEE

[ ]

Schedule A

[                    ] Exchange Options

Name of Plan Granting Options	Options	Exercise Price	Expiration Date